Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following tables set forth unaudited pro forma condensed consolidated financial information as of March 31, 2013, for the fiscal year ended December 31, 2012, for the three months ended March 31, 2013 and 2012 and the twelve months ended March 31, 2013. The unaudited pro forma condensed balance sheet as of March 31, 2013 gives effect to the Transactions as if they occurred on March 31, 2013. The unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2012, the three months ended March 31, 2013 and 2012 and the twelve months ended March 31, 2013 have been prepared to illustrate the effects of the Transactions and the Company’s acquisitions (the “Company Acquisitions”) as if they had occurred at the beginning of the respective periods presented and do not include management contract buyouts or dispositions. The unaudited pro forma data has been derived from the audited financial statements of NFP for the year ended December 31, 2012 and the unaudited financial statements of NFP for the three months ended March 31, 2013 and 2012. The pro forma adjustments and the assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma combined financial data. The unaudited pro forma condensed balance sheet does not reflect any pro forma adjustments in respect of the Company Acquisitions, as such Company Acquisitions were already reflected in our historical balance sheet as of March 31, 2013.

The unaudited pro forma adjustments are based upon available information and certain assumptions that we believe are reasonable under the circumstances. The unaudited pro forma combined financial data is presented for informational purposes only. The unaudited pro forma combined financial data does not purport to represent what our results of operations or financial condition would have been had the Transactions or the Company Acquisitions occurred on the dates indicated, nor does it purport to project our results of operations or financial condition for any future period or as of any future date.

The unaudited pro forma combined statements of operations give effect to adjustments that are (i) directly attributable to the Transactions or to the Company Acquisitions, (ii) factually supportable and (iii) expected to have a continuing impact or are recurring. The unaudited pro forma condensed balance sheet gives effect to adjustments that are (i) directly attributable to the Transactions and (ii) factually supportable, regardless of whether they have a continuing impact or are non-recurring. The Acquisition will be accounted for using the acquisition method of accounting. The pro forma information presented for the Transactions, including allocations of purchase price, is based on preliminary estimates, available information and assumptions and will be revised as additional information becomes available. The actual adjustments to our consolidated financial statements upon the closing of the Transactions will depend on a number of factors, including additional information and our net assets on the closing date of the Acquisition. Therefore, the actual adjustments will differ from the pro forma adjustments and the difference may be material.

The final purchase price allocation for the Transactions is dependent on, among other things, the finalization of asset and liability valuations. We have not completed the valuation studies necessary to finalize the estimates of fair values of the assets we have acquired and liabilities we have assumed and the related allocation of purchase price. We have allocated the total estimated purchase price for the Transactions, calculated as described in note (c) to the unaudited pro forma condensed balance sheet, to the assets acquired and liabilities assumed based on preliminary estimates of their fair values. A final determination of these fair values will reflect our consideration of a final valuation prepared with the assistance of third-party appraisers, and any such adjustments from these preliminary estimates may be significant. This final valuation will be based on the actual net tangible and identifiable intangible assets that will exist as of the date of the Acquisition. Any final adjustment will change the allocations of purchase price, which could affect the fair value assigned to the assets and liabilities and could result in a change to the unaudited pro forma combined financial data, including a change to goodwill or a change to the amortization identifiable intangible assets. The adjustments to the unaudited pro forma combined financial data is based upon available information and certain assumptions that we believe are reasonable and exclude certain non-recurring charges that will be incurred in connection with the Transactions and recognized in the twelve months following, including: (i) the acceleration of stock-based compensation expense and (ii) certain expenses related to the Transactions that may be required to be expensed by accounting standards.

Unaudited Pro Forma Condensed Balance Sheet

(Dollars in Thousands)

	As of March 31, 2013
	Historical	Pro Forma Adjustments (a)		Pro Forma
ASSETS

Current Assets:
Cash and cash equivalents	$92,090	$(41,901	) (d)	$50,189
Fiduciary funds – restricted related to premium trust accounts	84,010	—		84,010
Commissions, fees and premiums receivable, net	116,335	—		116,335
Due from principals and/or certain entities they own	5,560	—		5,560
Notes receivable, net	6,087	—		6,087
Deferred tax assets	8,554	—		8,554
Other current assets	26,308	19,401	(e)	45,709

Total current assets	338,944	(22,500)		316,444
Property and equipment, net	28,865	—		28,865
Deferred tax assets	9,717	(456	) (e)	9,261
Intangibles, net	302,015	408,404	(c)	710,419
Goodwill, net	157,831	353,574	(c)	511,405
Notes receivable, net	20,518	—		20,518
Other non-current assets	31,445	32,838	(e)	64,283

Total assets	$889,335	771,860		$1,661,195

LIABILITIES

Current liabilities:
Premiums payable to insurance carriers	$84,672	—		$84,672
Borrowings	—	—		—
Current portion of long term debt	—	7,161	(f)	7,161
Income taxes payables	—	—		—
Due to principals and/or certain entities own	10,291	—		10,291
Accounts payable	26,982	—		26,982
Dividends payable	—	—		—
Accrued liabilities	61,394	—		61,394

Total current liabilities	183,339	7,161		190,500
Long term debt	123,750	922,214	(f)	1,045,964
Deferred tax liabilities	144	155,194	(c)	155,338
Convertible senior notes	97,938	(97,938	) (g)	—
Other non-current liabilities	65,164	(1,047	) (h)	64,117

Total liabilities	470,335	985,584		1,455,919

Redeemable non-controlling interest	2,254	—		2,254

STOCKHOLDERS’ EQUITY
Total stockholders’ equity	416,682	(213,724	) (i)	202,958

Non-controlling interest	64	—		64

Total equity	416,746	(213,724)		203,022

Total liabilities and equity	$889,335	$771,860		$1,661,195

See accompanying notes to the unaudited pro forma condensed balance sheet.

Notes to the Unaudited Pro Forma Condensed Balance Sheet

(Dollars in Thousands)

(a)	The unaudited pro forma condensed balance sheet gives effect to the following pro forma adjustments related to the Transactions and reflects the senior secured credit facilities and the notes, the payment of the Acquisition consideration, the repayment of historical debt, including repayment of the convertible senior notes and the net settlement of the related convertible senior note hedges and warrants, and fees and expenses incurred in connection with the Transactions. This unaudited pro forma condensed balance sheet gives effect to the Transactions as if they occurred on March 31, 2013.
(b)	The following table summarizes the estimated sources and uses of funds for the Transactions assuming the closing occurred as of March 31, 2013. Actual amounts at closing may differ.

Sources of Funds
Senior secured credit facilities
Term loan (1), (2)	$716,125
Revolving credit facility (1), (2), (3)	—
Notes	337,000
Equity contribution (4)	385,447
Cash from balance sheet (5)	41,901

Source of Funds	$1,480,473

Use of Funds
Cash purchase of equity (6)	1,023,466
Existing credit facility (7)	123,750
Convertible senior notes (8)	243,257
Transaction fees and expenses (9)	90,000

Uses of Funds	$1,480,473

(1)	The senior secured credit facilities will be comprised of a $716.1 million term loan and a $135.0 million revolving credit facility. The senior secured credit facilities will also allow an aggregate of $200.0 million (or a greater amount if we meet certain specified financial ratios) in uncommitted incremental facilities, the availability of which will be subject to our meeting certain conditions.
(2)	Excludes potential OID or upfront payments with respect to the term loan and to the revolving credit facility.
(3)	Amounts available under the revolving credit facility will be reduced by letters of credit utilization. Less than $0.5 million letters of credit are expected to be outstanding at closing. We may further draw on the revolving credit facility at closing to (i) pay fees and expenses related to the Transactions, and (ii) to fund working capital needs, if any. We do not currently expect to draw on our revolving credit facility at the closing of the Acquisition, but are permitted to do so at any point under the terms of such facility.
(4)	Represents cash to be invested by the Sponsor. Certain members of management and affiliated producers of the Company will be given the opportunity to co-invest with the Sponsor in the Acquisition (the “management rollover”), and the amount of the cash equity investment by the Sponsor will be reduced by the value of the management rollover. The table above disregards any management rollover because the total value of such management rollover is currently unknown.
(5)	Represents cash and cash equivalents that the Company intends to use to fund the Acquisition. If there is not enough cash on hand available at closing, we may draw on the revolving credit facility to (i) pay fees and expenses related to the Transactions, and (ii) to fund working capital needs, if any (subject to certain limitations).
(6)	Based on a cash purchase price of $25.35 per share of NFP’s common stock. Assumes (i) 40,080,119 outstanding shares of common stock (including restricted shares); (ii) 174,000 shares of common stock underlying outstanding options of the Company with an exercise price of $25.35 or less; (iii) 214,561 shares of common stock underlying outstanding restricted stock units of the Company; (iv) 31,399 shares of phantom stock units of the Company outstanding; and (v) 21,583 shares of common stock to be issued pursuant to the Company’s employee stock purchase program.
(7)	Represents the repayment of indebtedness outstanding under NFP’s existing credit facility as of March 31, 2013.
(8)	Settlement of our convertible senior notes assumes that all $125.0 million of outstanding convertible senior notes are converted at a conversion rate of 81.055 shares per $1,000 of principal amount of convertible senior notes on an assumed conversion date of June 30, 2013. The settlement also includes the net settlement of the related convertible senior note hedges and warrants. This amount will not be paid at close, but will be funded through borrowings and cash on balance sheet after the closing of the Acquisition. See “The Transactions—Convertible Senior Notes.”
(9)	Represents estimated fees and expenses associated with the Transactions, including commitment, placement and other financing fees, OID or upfront payments, financial advisory costs, transaction fees and other transaction costs and professional fees. All fees, expenses and other costs are estimates, and actual amounts may differ.

(c)	The Acquisition will be accounted for using the acquisition method of accounting in accordance with FASB ASC 805 “Business Combinations.” The accounting standards require the estimated acquisition consideration to be allocated to assets, including identified intangible assets, which will be amortized over the respective useful lives for those deemed to have finite lives and liabilities based on their estimated fair values. The pro forma adjustments have been based on a preliminary estimate of fair value by management. The final purchase price allocation may include adjustments to any one of the following based on the final valuations prepared with the assistance of an outside appraisal firm shortly after the completion of the Acquisition, and any such adjustment may be significant. The following table sets forth the preliminary allocation of consideration:

Allocation of Consideration
Consideration paid to shareholders	$1,023,466
Less historical carrying value of net assets acquired (1)	(416,682)

Step-up to be allocated	$606,784

Preliminary Allocation
Identifiable intangibles (2)	408,404
Deferred tax liability (3)	(155,194)
Goodwill (4)	353,574

Preliminary Allocation	$606,784

(1)	Represents the historical carrying value of equity.
(2)	Represents the adjustment to reflect management’s preliminary assessment of the fair value of intangible assets, management contracts, book of business, institutional customer relationships, non-compete agreements and trade name.
(3)	Represents the impact on deferred taxes from the above adjustments at the applicable statutory tax rate of approximately 38%.
(4)	The adjustment of goodwill represents the excess of total pro forma goodwill over historical goodwill of $157.8 million.

(d)	The total adjustment to cash and cash equivalents reflects the following:

Allocation of consideration
Sources of funds	$1,438,572
Cash purchase of equity	(1,023,466)
Existing debt	(367,007)
Transaction fees and expenses	(90,000)

Net change in cash and cash equivalents	$(41,901)

(e)	The following table summarizes the amount of the adjustments to other current assets and other non-current assets:

Current portion of deferred financing costs (1)	$6,368
Change in tax receivables (2)	14,315
Write off of existing unamortized current debt issuance (1)	(1,282)

Net change in other current assets	$19,401

Non-current portion of deferred financing costs (1)	$37,632
Write off of existing unamortized non-current debt issuance costs(1)	(4,794)

Net change in other non-current assets	$32,838
Write off of deferred tax assets relating to settlement of the convertible senior notes and hedge	(456)

Net change in deferred tax assets	$(456)

(1)	The amount of the adjustment to other current assets and other non-current assets reflects the increase in debt issuance costs of $44.0 million related to the senior secured credit facilities and notes that are required to be capitalized, net of $6.1 million of our existing unamortized debt issuance costs. The new debt issuance costs will be amortized utilizing a weighted average maturity of 6.9 years under the effective interest rate method. The amortization of debt issuance costs is reflected as a pro forma adjustment to the pro forma combined statements of operations.
(2)	The increase in tax receivables relates to the tax deduction that the Company will receive from the settlement of the convertible senior notes and the net settlement of the related convertible senior note hedges and warrants.

(f)	The total adjustments to current portion of long-term debt reflects the following:

Current portion of long-term debt on the term loan (1)	$7,161
Existing current portion of long-term debt	—

Net change in the current portion of long-term debt	$(7,161)

Term loan, net of current portion	708,964
Notes	337,000
Existing credit facility	(123,750)

Net change in long-term debt	$922,214

(1)	Represents principal payments under the term loan to be made within one year. Such payments are equal to 1% annual of the aggregate principal amount outstanding ($716.1 million) and are due on the last business day of each March, June, September and December.

(g)	The total adjustment to the convertible senior notes reflects the following:

Existing convertible senior notes (1)	$(97,938)

Net change in convertible senior notes	$(97,938)

(1)	Represents the extinguishment of the liability portion of the convertible senior notes in accordance with ASC 470.

(h)	The total adjustment to other non-current liabilities:

Termination of interest rate swap	$(1,047)

Net change in other non-current liabilities	$(1,047)

(i)	The pro forma adjustment to total stockholders’ equity represents the equity contribution from the Sponsor and the management rollover, the elimination of historical stockholders’ equity, adjustments for certain expenses related to the Transactions which were not capitalized, the early extinguishment of the convertible senior notes, and the net settlement of the related convertible senior note hedges and warrants.

Equity contribution	$385,447
Historical carrying value of equity	(416,682)
Non-capitalized transaction costs and fees (1)	(51,029)
Extinguishment of equity portion of convertible senior notes (2)	(131,460)

Net change in equity	$(213,724)

(1)	Estimated fees and expenses associated with the Transactions.
(2)	Represents the extinguishment of the equity portion of the convertible senior notes in accordance with ASC 470 as well as cash received from the net settlement of the related convertible senior note hedges and warrants and the related tax deductions.

Unaudited Pro Forma Combined Statements of Operations

For the Twelve Months Ended March 31, 2013

(Dollars in Thousands)

	Historical	Historical Company Acquisitions		Pro Forma Company Acquisitions (e)		Adjustments Related to the Transactions (a)		Combined Pro Forma
Revenue
Commissions and fees	$1,071,078	$11,760		$—		$—		$1,082,838

Operating expenses:
Commissions and fees	321,194	116		—		—		321,310
Compensation expense-employees	302,115	4,581		—		—		306,696
Fees to principals	136,781	23		—		—		136,804
Non-compensation expense	164,651	2,191		—		—		166,842
Amortization of intangibles	33,645	—		1,384	(b)	20,656	(b)	55,685
Depreciation	12,175	—		—		—		12,175
Impairment of goodwill and intangible assets	32,358	—		—		—		32,358
Loss (gain) on sale of businesses, net	(4,323)	—		—		—		(4,323)
Change in estimated acquisition earn-out payables	5,927	—		—		—		5,927
Management contract buyout	20,714	—		—		—		20,714

Total operating expenses	1,025,237	6,911		1,384		20,656		1,054,188

Income from operations	45,841	4,849		(1,384)		(20,656)		28,650

Non-operating income and expenses
Interest income	2,228	—		—		—		2,228
Interest expense	(16,657)	—		—		(52,199	) (c)	(68,856)
(Loss) Gain on early extinguishment of debt	—	—		—		(13,283)		(13,283)
Other, net	5,719	—		—		—		5,719

Non-operating income and expenses, net	(8,710)	—		—		(65,482)		(74,192)

Income before income taxes	37,131	4,849		(1,384)		(86,138)		(45,542)
Income tax expense	8,597	1,842	(d)	(526	) (d)	(32,732	) (d)	(22,819)

Net income	28,534	3,007		(858)		(53,406)		(22,723)
Net income (non-controlling interests)	(63)	(203)		—		—		(266)

Net Income (controlling interest)	$28,471	$2,804		$(858)		$(53,406)		$(22,989)

See accompanying notes to the unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statements of Operations

For the Year Ended December 31, 2012

(Dollars in Thousands)

	Historical	Historical Company Acquisitions	Pro Forma Company Acquisitions (e)		Adjustments Related to the Transactions (a)		Combined Pro Forma
Revenue
Commissions and fees	$1,061,738	$16,030	$—		$—		$1,077,768

Operating expenses:
Commissions and fees	322,330	(305)	—		—		322,025
Compensation expense-employees	293,531	6,581	—		—		300,112
Fees to principals	137,988	25	—		—		138,013
Non-compensation expense	162,229	3,037	—		—		165,266
Amortization of intangibles	33,519	—	1,979	(b)	20,782	(b)	56,280
Depreciation	12,339	—	—		—		12,339
Impairment of goodwill and intangible assets	33,015	—	—		—		33,015
Loss (gain) on sale of businesses, net	(4,763)	—	—		—		(4,763)
Change in estimated acquisition earn-out payables	9,485	—	—		—		9,485
Management contract buyout	17,336	—	—		—		17,336

Total operating expenses	1,017,009	9,338	1,979		20,782		1,049,108

Income from operations	44,729	6,692	(1,979)		(20,782)		28,660

Non-operating income and expenses
Interest income	2,253	—	—		—		2,253
Interest expense	(16,572)	—	—		(49,664	) (c)	(66,236)
(Loss) Gain on early extinguishment of debt	—	—	—		(13,283)		(13,283)
Other, net	4,985	—	—		—		4,985

Non-operating income and expenses, net	(9,334)	—	—		(62,947)		(72,281)

Income before income taxes	35,395	6,692	(1,979)		(83,729)		(43,621)
Income tax expense	5,457	2,543 (d)	(752	) (d)	(31,817	) (d)	(24,569)

Net income	29,938	4,149	(1,227)		(51,912)		(19,052)

Net income (non-controlling interests)	—	(224)	—		—		(224)

Net Income (controlling interest)	$29,938	$3,925	$(1,227)		$(51,912)		$(19,276)

See accompanying notes to the unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statements of Operations

For the Three Months Ended March 31, 2013

(Dollars in Thousands)

	Historical	Historical Company Acquisitions		Pro Forma Company Acquisitions (e)		Adjustments Related to the Transactions (a)		Combined Pro Forma
Revenue
Commissions and fees	$263,471	$908		$—		$—		$264,379

Operating expenses:
Commissions and fees	81,014	92		—		—		81,106
Compensation expense-employees	79,532	190		—		—		79,722
Fees to principals	28,000	4		—		—		28,004
Non-compensation expense	42,124	146		—		—		42,270
Amortization of intangibles	8,401	—		107	(b)	5,174	(b)	13,682
Depreciation	2,982	—		—		—		2,982
Impairment of goodwill and intangible assets	2,571	—		—		—		2,571
Loss (gain) on sale of businesses, net	89	—		—		—		89
Change in estimated acquisition earn-out payables	908	—		—		—		908
Management contract buyout	6,733	—		—		—		6,733

Total operating expenses	252,354	432		107		5,174		258,067

Income from operations	11,117	476		(107)		(5,174)		6,312

Non-operating income and expenses	—	—		—		—
Interest income	604	—		—		—		604
Interest expense	(4,206)	—		—		(16,242	) (c)	(20,448)
(Loss) Gain on early extinguishment of debt	—	—		—		(13,283)		(13,283)
Other, net	1,614	—		—		—		1,614

Non-operating income and expenses, net	(1,988)	—		—		(29,525)		(31,513)

Income before income taxes	9,129	476		(107)		(34,699)		(25,201)
Income tax expense	4,915	181	(d)	(41	) (d)	(13,186	) (d)	(8,130)

Net income	4,214	295		(66)		(21,513)		(17,071)
Net income (non-controlling interests)	(63)	(35)		—		—		(98)

Net Income (controlling interest)	$4,151	$260		$(66)		$(21,513)		$(17,169)

See accompanying notes to the unaudited pro forma combined statements of operations.

Unaudited Pro Forma Combined Statements of Operations

For the Three Months Ended March 31, 2012

(Dollars in Thousands)

	Historical	Historical Company Acquisitions	Pro Forma Company Acquisitions (e)		Adjustments Related to the Transactions (a)		Combined Pro Forma
Revenue
Commissions and fees	$254,131	$5,178	$—		$—		$259,309

Operating expenses:
Commissions and fees	82,150	(329)	—		—		81,821
Compensation expense-employees	70,948	2,190	—		—		73,138
Fees to principals	29,207	6	—		—		29,213
Non-compensation expense	39,702	992	—		—		40,694
Amortization of intangibles	8,275	—	702	(b)	5,300	(b)	14,277
Depreciation	3,146	—	—		—		3,146
Impairment of goodwill and intangible assets	3,228	—	—		—		3,228
Loss (gain) on sale of businesses, net	(351)	—	—		—		(351)
Change in estimated acquisition earn-out payables	4,466	—	—		—		4,466
Management contract buyout	3,355	—	—		—		3,355

Total operating expenses	244,126	2,859	702		5,300		252,987

Income from operations	10,005	2,319	(702)		(5,300)		6,322

Non-operating income and expenses
Interest income	629	—	—		—		629
Interest expense	(4,121)	—	—		(13,707	) (c)	(17,828)
(Loss) Gain on early extinguishment of debt	—	—	—		(13,283)		(13,283)
Other, net	880	—	—		—		880

Non-operating income and expenses, net	(2,612)	—	—		(26,990)		(29,602)

Income before income taxes	7,393	2,319	(702)		(32,290)		(23,280)
Income tax expense	1,775	881 (d)	(267	) (d)	(12,270	) (d)	(9,881)

Net income	5,618	1,438	(435)		(20,020)		(13,399)
Net income (non-controlling interests)	—	(56)	—		—		(56)

Net Income (controlling interest)	$5,618	$1,382	$(435)		$(20,020)		$(13,455)

See accompanying notes to the unaudited pro forma combined statements of operations.

Notes to the Unaudited Pro Forma Combined Statements of Operations

(Dollars in Thousands)

(a)	The unaudited pro forma combined statements of operations have been prepared to reflect the application of purchase accounting under FASB ASC 805, “Business Combinations,” for the Company Acquisitions completed during the respective periods and the Transactions. The unaudited pro forma combined statements of operations for the fiscal year ended December 31, 2012, the three month periods ended March 31, 2013 and 2012 and the twelve-month period ended March 31, 2013 have been prepared to illustrate the effects of the Transactions as if they had occurred on January 1, 2012.
(b)	These adjustments represent the amortization expense associated with intangible assets recorded at fair value pursuant to FASB ASC 805, “Business Combinations.” The preliminary estimates of fair value presented below are subject to change. The assumptions regarding estimated weighted average useful life presented below are based on historical assumptions used by NFP and are based upon expected future cash flows. A final determination of the calculation of fair values, including the estimated weighted average useful life assumptions, will reflect our consideration of a final valuation prepared with the assistance of third-party appraisers, and any such adjustments from these preliminary estimates may be significant.

			Amortization of intangibles
	Estimated Weighted Average Useful Life	Estimated Fair Value	For the Year Ended December 31, 2012	For the Three Months Ended March 31, 2013	For the Three Months Ended March 31, 2012	For the Twelve Months Ended March 31, 2013
Management Contract	25 Years	$255,000	$10,200	$2,550	$2,550	$10,200
Book of Business	10 Years	410,000	41,000	10,250	10,250	41,000
Institutional Customer relationship	18 Years	8,722	485	121	121	485
Non-Compete Agreements	5-6 Years	1,697	283	71	71	283
Trade name	15 Years	35,000	2,333	583	583	2,333

Acquired intangibles		710,419	54,301	13,575	13,575	54,301
Less: Historical amortization expense			(33,519)	(8,401)	(8,275)	(33,645)

Net pro forma adjustment to amortization of intangibles			$20,782	$5,174	$5,300	$20,656

Incremental amortization expense related to amortizable intangible assets have been included for the pro forma Company Acquisitions because our reported amortization expense did not include a full-year of amortization expense related to the acquired assets for the fiscal year ended December 31, 2012, the twelve-month period ended March 31, 2013, and the three months ended March 31, 2013 and 2012. The Company Acquisitions were completed from January 1, 2012 through March 31, 2013.

(c)	Represents estimated interest expense resulting from our new capital structure upon consummation of the Transactions and was calculated as follows:

	Fiscal Year Ended December 31, 2012	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Twelve Months Ended March 31, 2013
Cash interest from debt incurred pursuant to the Transactions (1)	$58,176	$14,544	$14,544	$58,176
Amortization of deferred financing costs (2)	6,368	1,592	1,592	6,368

Pro forma interest expense	64,544	16,136	16,136	64,544
Less: Historical interest expense	(16,572)	(4,206)	(4,121)	(16,657)
Add: Write off of existing unamortized debt issuance cost	1,693	4,312	1,693	4,312

Net adjustment to interest expense (3)	$49,664	$16,242	$13,707	$52,199

(1)	Represents interest on borrowings of $716.1 million under the term loan and $337.0 million aggregate principal under the notes that are expected to accrue interest at a blended interest rate of 5.4%, as well as an annual commitment fee of 0.50% on the unused capacity of the revolving credit facility of $135.0 million.
(2)	Represents annual amortization expense on $44.0 million of debt issuance costs and $0 million of assumed original issue discount, utilizing a weighted average maturity of 6.9 years under the effective interest rate method.
(3)	A 0.125% increase in the assumed interest rates on our new debt resulting from the Transactions would have increased our pro forma interest expense for the twelve months ended December 31, 2012 and March 31, 2013 by approximately $1.3 million. Such increase would have increased our pro forma interest expense for the three months ended March 31, 2012 and March 31, 2013 by approximately $0.3 million. A 0.125% decrease in the assumed interest rates on our new debt resulting from the Transactions would have decreased our pro forma interest expense for the twelve months ended December 31, 2012 and March 31, 2013 by approximately $1.3 million. Such decrease would have decreased our pro forma interest expense for the three months ended March 31, 2012 and March 31, 2013 by approximately $0.3 million.
(d)	Reflects the tax effect of the pro forma adjustments and the pro forma impact of the inclusion of a tax provision for the combined operating results of NFP, Company Acquisitions and adjustments related to the Transactions at an estimated statutory tax rate of approximately 38%.
(e)	The Company Acquisitions were completed from January 1, 2012 through March 31, 2013. This adjustment records the impact to revenue and expenses as if the acquisition occurred on January 1, 2012 (the first day of our fiscal year ended December 31, 2012). The historical results of the Company Acquisitions have been adjusted to give effect to pro forma events that are directly attributable to the acquisitions, factually supportable and are expected to have a continuing impact on combined financial results. Adjustments expected to have a continuing impact on combined financial results include:

Adjustments to historical selling, general and administrative expense that are not expected to continue prospectively and adjustments to the related value of intangible assets acquired in conjunction with the Company Acquisitions and recorded at fair value pursuant to FASB ASC 805, “Business Combinations.”